UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
June 20, 2016
Wal-Mart Stores, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-06991	71-0415188
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street
Bentonville, Arkansas 72716-0215
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code:
(479) 273-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On June 20, 2016, Wal-Mart Stores, Inc. (“Walmart” or the “Company”), announced the formation of a strategic alliance with JD.com, Inc. (“JD”), China’s largest e-Commerce company by revenue, to serve online consumers in China. In connection with this transaction, Walmart has sold to JD certain assets relating to the Yihaodian marketplace business, including the Yihaodian brand, website and app, and has received newly issued Class A ordinary shares of JD representing approximately 5 percent of JD’s outstanding ordinary shares on a fully diluted basis (the “Transaction”).
As part of the Transaction, Walmart and JD have entered into a series of business cooperation agreements, including agreements providing for: (i) Walmart China to be a preferred retailer in JD’s “O2O”, or online-to-offline, platform; and (ii) Sam’s Club China to become a flagship store on JD’s marketplace with preferred placement on the JD website and app.
Walmart may continue to operate its existing digital platforms in China, including the Walmart China and Sam’s Club websites and apps, and sell products in China through walmart.com, and there are no restrictions on its physical store or club operations in China. Under the terms of the alliance, Walmart will not engage in other e-Commerce direct sale, e-Commerce marketplace or “O2O” platforms in China.
The Transaction was consummated effective as of June 20, 2016.
For the second quarter of fiscal 2017, the financial impact from the Transaction is a discrete item which is estimated to increase diluted earnings per share from continuing operations by approximately $0.16 to $0.19.
Walmart considers the statement above as to the estimated financial impact from the Transaction on second quarter earnings for fiscal 2017 to be a “forward-looking statement” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “Act”), that is intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Act. This forward-looking statement is subject to certain risks, uncertainties and other factors.
Item 9.01. Financial Statements and Exhibits.
Exhibit 99.1 - A copy of the joint Press Release of Walmart and JD reporting the Transaction described in Item 8.01 of this Form 8-K is included herewith as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 20, 2016

WAL-MART STORES, INC.

By:	/s/ Gordon Y. Allison
Name:	Gordon Y. Allison
Title:	Vice President and General Counsel, Corporate Division